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                           CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
American National Financial, Inc.:

The audit referred to in our report dated August 26, 1998 relating to the consolidated financial statements of American National Financial, Inc. as of and for the year ended December 31, 1997, included the related financial statement schedules as of and for the year ended December 31, 1997, included in the registration statement. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audit. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

The audit referred to in our report dated August 26, 1998 relating to the financial statements of ANFI Predecessor, as defined in note 1 to the financial statements, included the related financial statement schedules as of December 31, 1996, and for each of the years in the two-year period ended December 31, 1996 and the six months ended June 30, 1997, included in the registration statement. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                            KPMG Peat Marwick LLP


Orange County, California
October 21, 1998